UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 2, 2007
PERFORMANCE FOOD GROUP COMPANY

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-22192	54-0402940

(State or Other Jurisdiction	(Commission	(I.R.S. Employer Identification No.)
of Incorporation)	File Number)

12500 West Creek Parkway, Richmond, Virginia	23238

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (804) 484-7700
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 2, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Performance Food Group Company, a Tennessee corporation (the “Company”) approved the award to certain of the Company’s employees of shares of restricted stock and stock appreciation rights to be settled in shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). Below is the number of stock appreciation rights and restricted shares awarded to the individuals that were identified as “named executive officers” in the Company’s proxy statement for its 2006 annual meeting of shareholders and those individuals that are expected to be identified as the Company’s “named executive officers” in its proxy statement for its 2007 annual meeting shareholders:

		Stock	Restricted
		Appreciation	Share
Name	Title	Rights	Award
Robert C. Sledd	Chairman	—	—
Steve Spinner	President and Chief Executive Officer	37,800	9,000
Tom Hoffman	Senior Vice President and Chief Executive Officer - Customized Segment	10,500	3,500
John D. Austin	Senior Vice President and Chief Financial Officer	14,700	3,500
Joseph J. Paterak, Jr.	Senior Vice President of Strategy and Support	9,450	2,250
Charlotte L. Perkins	Chief Human Resources Officer	8,400	2,000
     In addition to the employees identified above, Keith Middleton, the Company’s Senior Vice President and Controller, was awarded 4,748 stock appreciation rights and 1,583 shares of restricted stock.
     The stock appreciation rights, which, like the restricted shares, vest on March 2, 2011, have a grant price equal to $29.46 per share, the closing market price for the Common Stock on The Nasdaq Global Select Market on the date of grant, and expire ten years from the date of grant. The stock appreciation rights will be settled in shares of Common Stock and provide for a maximum appreciation of $60 per right. The stock appreciation rights, which were awarded pursuant to the Performance Food Group Company 2003 Equity Incentive Plan (the “Plan”), vest and become exercisable upon the occurrence of a change in control or potential change in control, as those terms are defined in the Plan. Each recipient’s stock appreciation right award agreement contains provisions dealing with, among other things, (i) the effect, on the award, of the termination of the grantee’s service as an employee of the Company whether by early or normal retirement, disability, death, or voluntary or involuntary termination; (ii) the stock appreciation rights’ transferability; and (iii) the manner in which the grantee can exercise the stock appreciation rights.

     The form of stock appreciation rights agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
     On March 2, 2007, the Committee also approved the following base salary levels, effective March 1, 2007:

		2007
Name	Title	Base Salaries
Steve Spinner	President and Chief Executive Officer	$655,000
Tom Hoffman	Senior Vice President, President and Chief Executive Officer — Customized Segment	$360,000
John D. Austin	Senior Vice President and Chief Financial Officer	$353,000
Joseph J. Paterak, Jr.	Senior Vice President of Strategy and Support	$302,000
Charlotte L. Perkins	Chief Human Resources Officer	$270,000
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
     10.1       Form of Stock Appreciation Right Award Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY
By:	/s/ John D. Austin
	Name:	John D. Austin
	Title:	Senior Vice President and Chief Financial Officer

Date: March 6, 2007

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Form of Stock Appreciation Right Award Agreement